NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	At Dresner Corporate Services
Robert L. Johnson, Chairman & CEO Curt Kollar, CFO	Steve Carr 312-780-7211
706-645-1391	scarr@dresnerco.com
bjohnson@charterbank.net or ckollar@charterbank.net

CHARTER FINANCIAL CORPORATION
ANNOUNCES CLOSING OF REORGANIZATION AND STOCK OFFERING

West Point, Georgia, April 8, 2013 – Charter Financial Corporation (Nasdaq Capital: CHFN), announced today that it has completed the conversion and reorganization pursuant to which First Charter, MHC has converted to the stock holding company form of organization.  Charter Financial Corporation, a Maryland corporation (“Charter Financial”) and the new stock holding company for CharterBank, has sold 14,289,429 shares of common stock at $10.00 per share, for gross offering proceeds of $142.9 million in its stock offering.

Concurrent with the completion of the offering, shares of common stock of Charter Financial Corporation, a Federal corporation (the “Company”) owned by the public have been exchanged for shares of Charter Financial’s common stock so that the Company’s existing stockholders now own approximately the same percentage of Charter Financial’s common stock as they owned of the Company’s common stock immediately prior to the conversion.  Stockholders of the Company will receive 1.2471 shares of Charter Financial’s common stock for each share of the Company’s common stock they owned immediately prior to completion of the transaction.  Cash in lieu of fractional shares will be paid based on the offering price of $10.00 per share. As a result of the offering and the exchange of shares, Charter Financial has approximately 22,752,682 shares outstanding.

The shares of common stock sold in the offering and issued in the exchange are expected to begin trading on the Nasdaq Capital Market on April 9, 2013 under the trading symbol “CHFN.”

Direct Registration Statements reflecting the shares purchased in the subscription and community offerings are expected to be mailed to subscribers on or about April 9, 2013.  Stockholders of the Company holding shares in street name will automatically receive shares of Charter Financial common stock and cash in lieu of fractional shares within their accounts.  Stockholders of the Company holding shares in certificated form will be mailed a letter of transmittal on or about April 10, 2013. After submitting their stock certificates and a properly completed letter of transmittal to Charter Financial’s transfer agent, stockholders will receive Direct Registration Statements reflecting their shares of Charter Financial common stock and will receive cash in lieu of fractional shares.

Subscribers can confirm their stock allocations by contacting the Charter Financial Stock Information Center at (877) 821-5778 (toll free).  The Stock Information Center is open Monday-Friday from 10:00 a.m. until 4:00 p.m., Eastern Time.   Alternatively, subscribers may confirm allocations online, at https://allocations.kbw.com.

Stifel, Nicolaus & Company, Incorporated (“Stifel”) served as financial advisor to the Company and Charter Financial in connection with the transaction.  Luse Gorman Pomerenk & Schick, P.C. served as legal counsel to the Company and Charter Financial.  Silver, Freedman & Taff, L.L.P. served as legal counsel to Stifel.

Charter Financial Corporation is a savings and loan holding company and the parent company of CharterBank, a growing full-service community bank. CharterBank is headquartered in West Point, Georgia, and operates branches in West Central Georgia, East Central Alabama, and the Florida Gulf Coast. CharterBank’s deposits are insured by the Federal Deposit Insurance Corporation. Investors may obtain additional information about Charter Financial Corporation and CharterBank on the internet at www.charterbk.com under About Us.

This news release contains forward-looking statements within the meaning of the federal securities laws.  Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results.  These forward-looking statements, identified by words such as "will," "expected," "believe," and "prospects," involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein.  These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, and market disruptions.  Charter Financial Corporation undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.